                                                                   EXHIBIT 23.2



                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of Hawk Corporation dated October 1, 1996 (except for Note M, as to which the date is January 2, 1997), in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-18433) and related Prospectus of Hawk Corporation for the registration of $100,000,000 in Senior Notes due 2003.



                                     /s/ Ernst & Young LLP

Cleveland, Ohio
January 31, 1997

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the consolidated financial statements of S.K. Wellman Limited Inc. and Subsidiaries dated September 26, 1996 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-18433) and related Prospectus of Hawk Corporation for the registration of $100,000,000 in Senior Notes due 2003.



                                     /s/ Ernst & Young LLP

Cleveland, Ohio
January 31, 1997

                        Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts" and to the use of our report on the financial statements of Helsel, Inc. dated February 3, 1995 in Amendment No. 1 to the Registration Statement (Form S-4 No. 333-18433) and related Prospectus of Hawk Corporation for the registration of $100,000,000 in Senior Notes due 2003.



                                      /s/ Ernst & Young LLP

Cleveland, Ohio
January 31, 1997